Exhibit 99.1

BEFORE THE INSURANCE COMMISSIONER

OF THE STATE OF CALIFORNIA

SAN FRANCISCO

In the Matter of the Change of Control of	STIPULATION AND UNDERTAKINGS

HEALTH NET LIFE INSURANCE COMPANY	File No. APP-2015-00889

Due to the Indirect Acquisition by

CENTENE CORPORATION.

Centene Corporation (“Centene”), a Delaware corporation, has filed a Statement Regarding the Acquisition of Control of a Domestic Insurer (“Form A”) with respect to Health Net Life Insurance Company (“HNLIC”). The Form A seeks the approval of the California Department of Insurance (“CDI”) for the change of control of HNLIC that would occur upon the proposed merger (“Merger”) of Chopin Merger Sub I, Inc., a wholly owned subsidiary of Centene, with and into Health Net, Inc. (“Health Net”), the current ultimate parent of HNLIC, with Health Net the survivor. Depending on the determination of tax issues, immediately following this merger, Health Net may merge into Chopin Merger Sub II, Inc., another wholly owned subsidiary of Centene, with Chopin Merger Sub II, Inc. as survivor, named as Health Net, Inc. Upon the closing of the Merger, Centene will directly or indirectly own all of the outstanding voting securities of HNLIC, which will become an indirect, wholly owned subsidiary of Centene. Currently HNLIC is, and would remain immediately after the Merger, an immediate subsidiary of Health Net of California, Inc. (“HNCA”), which is licensed as a health care service plan by the California Department of Managed Health Care.

In consideration of the California Insurance Commissioner (the “Commissioner”) approving the Form A, Health Net, HNCA (with respect to Undertakings 2, 8, 11, and as to those, 21 and 22), HNLIC and Centene (collectively “Companies”) stipulate to the following undertakings.

Undertaking 1

Definitions

The Parties agree that the following terms in this Stipulation and Undertakings shall have the following meanings:

“Agreed Minimum RBC Level” is defined in the Confidential Appendix.

“CAHPS” means Consumer Assessment of Healthcare Providers and Systems.

“Certification” means an annual submission to CDI, as described further below.

“Confidential Appendix” means the addendum to this Stipulation and Undertakings that refers to proprietary or otherwise confidential information under the law, including Undertakings that implicate confidential information.

“Enforcement Action” means any action initiated by CDI by issuance of a Notice of Noncompliance, Order to Show Cause, Accusation, or other formal pleading which alleges a violation to which any penalty recited in the California Insurance Code or California Code of Regulations may apply.

“EPO” means Exclusive Provider Organization.

“Director and Executive Officer Compensation” means Health Net stock options, restricted stock units, and performance share awards held by Health Net’s non-executive directors and executive officers that are outstanding immediately prior to the effective time of the Merger and which, pursuant to the terms of the Merger as described in the SEC Form S-4, are converted into the right to receive Health Net stock option consideration; are subject to accelerated vesting, canceled, and converted into the right to receive Merger consideration; or are converted to rollover awards as of the effective time of the Merger. This term also includes severance payments and benefits to which an executive officer of Health Net is entitled under his or her employment agreement due to a change in control if he or she experiences a “qualifying termination,” as that term is defined in the Form S-4, within two years after the closing of the Merger. This term also includes compensation paid to any director or executive of Centene in connection with the Merger.

“Health Insurance Plan” means the pairing of health insurance coverage benefits offered by HNLIC under a Health Insurance Product with a particular cost-sharing structure, provider network, and Service Area.

“Health Insurance Product” means a discrete package of health insurance coverage benefits offered by HNLIC in California using a particular product network type within a Service Area. It encompasses HNLIC indemnity, EPO and PPO products offered to the California individual, small and large group markets. Health Insurance Products are health insurance policies offered in California as defined in Section 106(b), specialized health insurance (dental, vision, behavioral health, etc.) as defined in Section 106(c), and student blanket insurance.

“HEDIS” means Healthcare Effectiveness Data and Information Set.

“Local Functions” means the following functions:

Operations. This function is composed primarily of operations that require direct contact with California insureds and/or providers, including customer contact, provider services, membership accounting, and membership appeals and grievances.

Finance. This function is composed primarily of financial planning and analysis for California lines of business, including a dedicated local senior financial officer responsible for California business.

Clinical Affairs. This function is composed of a Chief Medical Officer who is responsible for clinical policies and the oversight of quality for California insureds.

Network Management. This function is composed of responsibility for provider network development, contracting and management and provider relations for California.

Commercial Product Leadership. This function is composed of leadership dedicated to California commercial products and local teams to provide sales, broker management and account services.

California Compliance. This function is composed of a Chief Compliance Officer responsible for HNLIC’s adherence to applicable health and insurance statutes and regulations of California.

“Medical Loss Ratio” or “MLR” has the same meaning as defined in Section 10112.25.

“Merger Costs” means costs incurred to finance, analyze and consummate the Merger, including but not limited to debt service, attorneys’ fees, investment bankers’ fees, travel expenses and due diligence expenses.

“NAIC” means the National Association of Insurance Commissioners.

“Parent Company” means Centene, Health Net, HNCA, and any subsidiary, affiliate or successor, other than HNLIC, of one of those companies that is or becomes a parent company of HNLIC.

“Parent Company Distribution” means the declaration or payment of a dividend, the distribution of cash or property, or any other upstream of funds or property by HNLIC to a Parent Company without an equal amount of valuable consideration. The term Parent Company Distribution excludes payments made by HNLIC under the terms of an administrative services agreement, tax sharing agreement or any other agreement that has been filed with and approved or non-disapproved by CDI.

“Parties” means Centene, Health Net, HNLIC, and CDI. CDI includes references to the Commissioner.

“Policyholder Costs” means premiums, co-payments, deductible amounts or other similar types of costs charged to policyholders for any HNLIC product offered in California.

“PPO” means Preferred Provider Organization.

“RBC Instructions” means the RBC Report, including risk-based capital instructions adopted by the NAIC, and as the RBC Instructions may be amended by the NAIC from time to time in accordance with the procedures adopted by the NAIC.

“RBC Report” means the report required in Section 739.2.

“Region” means, in the individual and small group markets, the rating regions established by Sections 10965.9 and 10753.14, respectively.

“Section” means a section of the California Insurance Code, unless another code is cited.

“Service Area” means the geographic area in which coverage will be provided under a Health Insurance Product issued by HNLIC to persons residing in that geographic area.

“Total Adjusted Capital” means the sum of: (1) an insurer’s statutory capital and surplus and (2) other items, if any, that the RBC Instructions may provide.

“Undertake(s)” means to promise (verb) and “Undertaking” means a promise (noun). Each Undertaking recited in this document constitutes a contractual obligation to perform the provisions of that Undertaking. Each Undertaking is a separate material inducement to and consideration for the Commissioner’s approval of the Form A,

“Undertaking,” singular, refers to the specific, numbered undertaking (including any undertaking in the Confidential Appendix) in which that term is used, and not the entire set of undertakings.

“Undertakings,” plural, refers to all of the undertakings (including those in the Confidential Appendix), collectively, recited in this Stipulation and Undertakings.

Undertaking 2

Parental Control

Centene, Health Net, and HNCA undertake to use the full extent of their corporate power and influence over HNLIC to ensure that HNLIC complies fully with all Undertakings to which HNLIC is committed by this Stipulation and Undertakings.

Undertaking 3

Redomestication

Companies undertake not to apply to transfer the state of domicile of HNLIC outside of California if, immediately following the redomestication:

i.	HNLIC would be commercially domiciled in California pursuant to Section 1215.14(a) as codified on January 1, 2016; or

ii.	A plurality of covered lives of all types of coverage in all jurisdictions from all regulated entities that are subsidiaries of Health Net (or any successor) reside in California.

Notwithstanding the duration set forth in paragraph (d) of Undertaking 22, this Undertaking will remain in full force and effect until the earlier of:

(a) the date on which Centene ceases to maintain a majority of voting power, direct or indirect, over HNLIC, as established by CDI’s approving a Form A authorizing a change of control pursuant to Section 1215.2(d) or a divestiture in compliance with Section 1215.2(h); or

(b) the date this Undertaking is terminated with the written consent of the Commissioner.

Companies agree that an application to CDI to transfer the state of domicile in contravention of this Undertaking 3 may be deemed not to be in the interests of policyholders of California, may be disapproved by CDI on that basis, and if disapproved will not be challenged by Companies in any manner, notwithstanding any other provision of these Undertakings to the contrary.

Undertaking 4

Ongoing Commitment to California Commercial Market

Companies undertake to increase the number of covered lives in HNLIC’s California Health Insurance Products as provided in the Confidential Appendix.

Undertaking 5

Local Management

(a) Companies undertake that the Chief Executive Officer/President of HNLIC and the senior executives of HNLIC who have primary day-to-day responsibility for Local Functions will maintain their primary offices in California.

(b) Companies undertake that they will maintain sufficient staff located in California to ensure HNLIC’s adherence to California’s health and insurance statutes and regulations.

Undertaking 6

Merger Costs

Companies undertake that HNLIC will not factor any Merger Costs into Policyholder Costs.

Undertaking 7

Director and Executive Officer Compensation

Companies undertake that HNLIC will not factor Director and Executive Officer Compensation into Policyholder Costs.

Undertaking 8

Parent Company Distributions

Centene, Health Net, and HNCA undertake that HNLIC will not make any Parent Company Distribution if the Parent Company Distribution would cause HNLIC’s Total Adjusted Capital to be less than the Agreed Minimum RBC Level, as defined in the Confidential Appendix.

Undertaking 9

Maintenance of RBC

Centene undertakes to provide capita! support to HNLIC as necessary for HNLIC to maintain the Agreed Minimum RBC Level.

Undertaking 10

Affiliated Agreements

(a) HNLIC undertakes that it will not do any of the following without the prior written approval of the Commissioner:

i.	Co-sign or guarantee any part of any current or future loan and/or credit facility entered into by any Parent Company;

ii.	Assume any part of a loan from any Parent Company; or

iii.	Pledge or hypothecate any HNLIC asset in connection with any current or future loan in which any Parent Company is a borrower or guarantor.

(b) If CDI denies consent pursuant to this Undertaking, HNLIC shall be entitled to a hearing on whether the proposed transaction satisfies the requirements of Section 1215.5.

Undertaking 11

Capital Stock of HNLIC

Centene, Health Net, and HNCA undertake that they will not pledge or hypothecate any HNLIC capital stock in connection with any current or future loan in which any Parent Company is a borrower or guarantor without the prior written approval of the Commissioner. If CDI denies consent pursuant to this Undertaking, HNLIC shall be entitled to a hearing on whether the proposed transaction satisfies the requirements of Section 1215.5.

Undertaking 12

NCQA Accreditation

(a) HNLIC undertakes to maintain the National Committee for Quality Assurance (“NCQA”) accreditation for all Health Insurance Products currently subject to such accreditation and to submit to the accreditation process with NCQA for off-exchange EPO and PPO Health Insurance Products. The submission process will be initiated within 60 days after the closing of the Merger for the next NCQA accreditation cycle scheduled for February 2019.

(b) Prior to re-accreditation in 2019 of off-exchange EPO and PPO Health Insurance Products, HNLIC undertakes to maintain the quality reporting metrics under HEDIS and CAHPS associated with the NCQA accreditation and shall include in its annual Certifications the reporting metrics for each of the calendar years 2016, 2017 and 2018. In 2016, on a confidential basis, HNLIC will provide CDI with the reporting metrics reviewing 2015 experience.

(c) If HNLIC determines that obtaining NCQA accreditation has become impractical, HNLIC agrees to use reasonable best efforts to obtain an alternative accreditation, if any, agreed upon by the Parties after good faith discussions. If the Parties cannot agree on an alternative accreditation after good faith discussions, the NCQA accreditation requirements contained in this Undertaking 12 shall continue to apply.

Undertaking 13

Quality Assurance

(a) Within fourteen (14) days following the closing of the Merger, HNLIC will provide CDI with a confidential copy of HNLIC’s Accreditation Summary Report from HEDIS® 2015, the scores of which will be used as the baseline for the purpose of this Undertaking (“Baseline”), including, specifically, the 28 Effectiveness of care measures and the 9 CAHPS Measures used in calculating the Total HEDIS Score used by NCQA to determine accreditation status (“Total HEDIS Score”).

(b) For each plan type and accredited product offered in California, starting with 2016 experience (applicable to 2017 reporting) HNLIC undertakes to improve, year over year, the applicable Total HEDIS Score by at least 0.8 per year on an annual rolling average basis, and to improve the applicable Total HEDIS Score to at least

26.7 as of the Score issued in 2020. If during the duration of this Undertaking 13, HNLIC achieves a Total HEDIS Score of 26.7 or higher, HNLIC would be required only to maintain, rather than improve, its Total HEDIS Score going forward year over year.

(c) If NCQA, CAHPS or HEDIS create new measures or criteria that are not included in the Baseline (“New Measures”), such measures will not be included in determining whether HNLIC has met the requirement in paragraph (b), above, until HNLIC has at least two years of experience applying the New Measures.

(d) If HNLIC fails to improve its quality scores as specified in paragraph (b) of this Undertaking 13 for a particular reporting year, it shall reinvest an amount not exceeding $2 million (each a “Reinvestment Amount”) in the immediately following calendar year calculated as follows:

Yearly amount = $5.00 per insured covered by the applicable plan type or accredited product offered in California.

(e) Each Reinvestment Amount shall be invested by HNLIC in one or more of the following areas of its business operations, with the objective of improving or, if applicable, maintaining, its Total HEDIS Score: (1) technology; (2) personnel; and (3) provider and member outreach (collectively “Quality Improvement Measures”). HNLIC shall provide as part of the Certification a detailed explanation of its application of such Reinvestment Amount that will include (i) a comparison of investment made in prior year; (ii) an explanation of the resources to which the investment is being applied; and (iii) an explanation of how the investment is expected to address the quality metrics. The provisions of paragraphs 13(d) and (e) are intended for HNLIC to be obligated to spend up to but not exceeding $2 million in any calendar year on Quality Improvement Measures above what it spent on such measures in 2016.

(f) Companies agree that, if HNLIC fails to reinvest the Reinvestment Amount described in paragraphs (d) and (e) of this Undertaking, each five thousand dollars ($5,000) of the Reinvestment Amount not reinvested in HNLIC operations as described in this Undertaking 13 constitutes a single act enforceable pursuant to Undertaking 21.

(g) HNLIC may assert as a defense in any Enforcement Action CDI brings involving paragraph (b), (d), (e) or (f) of this Undertaking 13 the claim that NCQA materially changed its scoring methodology. The Parties agree that any such Reinvestment Amount resulting from the assertion of such a defense shall reflect any changes in methodology the NCQA adopts after the Merger and the intent and design of the goal recited in paragraph (b).

(h) If in any calendar year HNLIC exceeds the growth projections for California set forth in the business plan dated December 16, 2015, submitted as a confidential supplement to the Form A and in such year fails to improve its Total HEDIS Score by the annual rolling average target score in paragraph (b) above, the Parties agree to engage in good faith discussions with respect to waiving any penalty under paragraph (f) above and modifying the target Total HEDIS Score for the following year(s). If the Parties cannot agree on such waiver or revised Total HEDIS Score, the Total HEDIS Score and/or penalty provisions, respectively, set forth above shall remain in place.

(i) Companies will use reasonable best efforts to improve HNLIC’s star rating for each topic and measure on the PPO report card published by the California Office of the Patient Advocate and HNLIC’s quality rating in the Covered California Quality Rating System.

(j) Companies undertake to collect and report quality data for HNLIC’s Health Insurance Products in California separate from Centene’s national and other affiliate data. Such data, however, may be collected and reported in the aggregate with data for other Health Net health care service plan products. The data will conform to accepted industry and California standards. Companies may include data from HNLIC in Centene’s national data, as long as HNLIC’s data can also be reported separately for California. Nothing in this paragraph (i) shall be deemed to supersede any statute, regulation, or pending or subsequent specific data call to the contrary.

(k) Companies undertake to maintain an advisory committee, accountable to Centene’s management, to direct oversight and improvement of quality of care in California specifically, including reduction of statewide documented variance in clinical practice unexplained by patient conditions. CDI may review and comment on the committee’s membership. Companies undertake to describe the membership and activity of this committee in the Certifications for the duration of this Stipulation and Undertakings.

Undertaking 14

Provider Directory Accuracy

Companies undertake that HNLIC will maintain compliance with the applicable laws and requirements pertaining to provider directories in California, including those set forth in Section 10133.15. Companies undertake to use a combination of technology resources and communications with HNLIC’s providers to keep directories current. HNLIC undertakes to comply with the provider directory requirements of Section 10133.15, which take effect on July 1, 2016.

Undertaking 15

Provider Network Adequacy

Companies undertake that HNLIC will maintain compliance with the requirements for provider network adequacy under California’s insurance laws. Companies further undertake to comply with the provider network related Undertakings contained in the Confidential Appendix.

Undertaking 16

Annual Certifications

(a) Companies undertake to provide Certifications to CDI attesting that since the closing of the Merger or, if a Certification was previously filed with CDI, since the last Certification, Companies have complied with each Undertaking. Upon CDI request, Companies will promptly provide all supporting documentation reasonably necessary to support a Certification or attestation.

(b) Companies undertake that the Certifications will be executed under penalty of perjury under the laws of the State of California by the President or CEO of HNLIC, and will attest that the information contained therein, and any supporting documents, are true and complete to the best of his or her knowledge, based on duly diligent compliance audits with regard to each Undertaking.

(c) Companies undertake promptly to provide full and complete supplemental Certifications upon CDI’s reasonable request to elaborate on the manner in which Companies have complied with one or more of the Undertakings.

(d) Companies undertake to submit the Certifications required by these Undertakings by March 15th of each calendar year, with the first Certification due in 2017, based upon the 2016 calendar year.

(e) Companies may request confidential treatment with regard to any Certifications and any other accompanying documentation or information provided to CDI, unless previously public. CDI shall determine whether any such Certifications and accompanying documentation or information are confidential consistent with state law (“Confidential Information”). Confidential Information shall be given confidential treatment by CDI to the fullest extent permitted by California law, including but not limited to the California Public Records Act and Sections 735.5 and 12919. CDI agrees to provide HNLIC with appropriate prior notice of any judicial or other effort to compel CDI to disclose Confidential Information. However, CDI may use Confidential Information in an Enforcement Action in which one of the Companies or one of their affiliates, subsidiaries or a direct or indirect parent is a respondent, subject to a protective order or stipulation ensuring that the confidential information is disclosed only to the party or parties to the Enforcement Action.

(f) The Certifications notwithstanding, Companies agree to:

1.	Conduct self-audits of their compliance with each of the Undertakings at intervals that Companies deem to be reasonable for each Undertaking, with such intervals in no event being less than once per calendar year;

2.	Develop and implement a reasonable remediation plan to promptly and completely address non-compliance with any Undertaking;

3.	Report non-compliance to CDI within five (5) business days of the earlier of (i) discovery during the self-audit process, or (ii) discovery by senior management outside the self-audit process; and

4.	Provide CDI with the remediation plan and a date by which any ongoing instances of non-compliance will cease.

(g) With respect to any Undertakings, including Confidential Undertakings, that require evaluating activities or metrics in relation to a historic level or metric, Companies shall, on an ongoing basis as applicable, provide all documentation and information necessary to determine any relevant baselines required to evaluate Companies’ compliance with the Undertakings.

Undertaking 17

Product Reporting

(a) Separate and apart from the Annual Certifications required in Undertaking 16, HNLIC undertakes to provide the following statistics as of the end of each calendar quarter for each of the HNLIC Health Insurance Products listed in paragraph (b) of this Undertaking 17:

i.	Covered lives statewide, per Region, and per county;

ii.	Member months;

iii.	A medical loss ratio based on incurred claims and premiums;

iv.	Net premiums earned;

v.	Per member per month statistics for premium, health care claims costs; and

vi.	Commissions, premium taxes and other general and administrative expenses on an aggregate level for HNLIC.

(b) The Health Insurance Products for which HNLIC will provide the statistics recited in paragraph (a) i. through v. of this Undertaking 17 are:

i.	Indemnity health insurance by market segment (large group, small group and individual);

ii.	PPO health insurance by market segment (large group, small group and individual);

iii.	EPO health insurance by market segment (large group, small group and individual);

iv.	Student blanket (Section 10270.2(a)(2));

v.	Medicare Supplement by market segment (individual and group);

vi.	Specialized health insurance by product type and market segment (individual and group dental, vision, behavioral health, etc.);

vii.	Each product not listed above that exceeds 10% of total written premium;

viii.	Subtotal of all of the Health Insurance Products; and

ix.	All other HNLIC products combined.

(c) In complying with paragraphs (a) and (b) of this Undertaking 17, HNLIC undertakes to provide the statistics for each Health Insurance Product separately.

(d) HNLIC will provide a list of each Health Insurance Product offered, including each plan offered under the Health Insurance Product, and the state tracking numbers for the form, rate, and network filings for each Health Insurance Product.

(e) HNLIC will provide an Actuarial Memorandum describing in detail the rate development for each Health Insurance Product.

(f) Separate and apart from the Annual Certifications required in Undertaking 16, HNLIC undertakes to submit to CDI on an annual basis a copy of the Medical Loss Ratio Annual Reporting Form submitted to the Centers for Medicare & Medicaid Services (“CMS”) promptly after filing such report with CMS.

(g) The Product Reporting obligation of this Undertaking 17 shall be due on a quarterly basis, and shall follow the same reporting cycle used by HNLIC in filing its quarterly financial statements with CDI, with the exception of the Actuarial Memorandum and the Medical Loss Ratio Annual Reporting Form, which shall be provided on an annual basis.

(h) If the number of HNLIC’s covered lives in all Health Insurance Products in a market segment decreases in any quarter five percent (5%) or more from the prior quarter, HNLIC will provide to CDI a detailed explanation for the decrease, as well as provide to CDI and implement a comprehensive remedial plan to reverse such decrease.

Undertaking 18

Commitment To California Infrastructure

(a) COIN: In addition to the $10 million HNLIC has invested through the California Organized Investment Network (COIN) as of December 31, 2015, Companies undertake to invest an additional $30 million, for a total of $40 million, through COIN over the five (5) year period commencing on the close of the Merger. To the extent possible, the investment required under this Undertaking 18 shall be used for health care facilities or services for low-to-moderate income persons, or that will use more of the investment for those purposes than other investments available through COIN.

(b) Service Center: Centene commits to making investments of $200 million for providing new jobs supporting the California health care industry in an economically distressed community in California. To satisfy this commitment, within twelve (12) months following the closing date of the Merger, Centene shall submit to CDI a detailed and comprehensive plan (the “Plan”) for the employment of at least 300 individuals and construction of a new multi-building facility (the “Service Center”). Centene commits to use best efforts to begin construction of the Service Center within nine (9) months following submission of the Plan. The investments made under this section shall include investments in construction costs, costs of wages and benefits, and operating costs over the first ten (10) years of the Service Center’s operations.

Undertaking 19

Cybersecurity

(a) Companies undertake that they will, no later than January 1, 2017, fully implement a plan to manage HNLIC’s cybersecurity risk that is consistent with a nationally recognized effort, such as the National Institute of Standards and Technology (NIST) framework or ISO/IEC 27001 – Information Security Management.

(b) Companies undertake that they will, no later than June 1, 2016, ensure that HNLIC affords all current and former California insureds of HNLIC all rights recited in the “NAIC Roadmap for Cybersecurity Consumer Protections.”

Undertaking 20

Product and Premium Methodologies

(a) Without CDI’s prior written consent, Companies’ practices and methodologies as described below for HNLIC’s Health Insurance Products following the Merger will not materially vary from HNLIC’s practices and methodologies before the Merger. HNLIC will provide Certifications attesting that:

1. HNLIC’s practices and methodologies for determining premium rates for Health Insurance Products after the Merger have not materially varied from HNLIC’s pre-Merger practices and methodologies; and

2. HNLIC’s practices and methodologies for determining its Health Insurance Product portfolio and Health Insurance Plan designs in California after the Merger have not materially varied from HNLIC’s pre-Merger practices and methodologies.

(b) The Companies agree that controlling health care costs is of the utmost importance. Accordingly, HNLIC will make reasonable best efforts to keep premium rate increases to a minimum. For any HNLIC premium rate increase deemed unreasonable or unjustified by CDI, HNLIC agrees to meet and confer with CDI and make a good faith attempt to resolve any differences regarding the premium rate increase. This applies to all commercial lines of business subject to rate review by CDI at the time the rate is filed.

Undertaking 21

Enforcement

These Undertakings shall be subject to the following terms and conditions:

(a) The Commissioner may enforce this Stipulation and Undertakings by any means available under law or equity, including but not limited to administrative enforcement proceedings, and/or proceedings to obtain an order by a court of competent jurisdiction, including but not limited to an action pursuant to Section 12928.6.

(b) Companies expressly acknowledge that the alleged commission of an “act” or “acts” in violation of one or more of these Undertakings may be enforced pursuant to the California Unfair Insurance Practices Act (the “UIPA”). (California Insurance Code Section 790 et seq.) In any Enforcement Action brought by CDI pursuant to the UIPA:

1.	The definitions in title 10, Chapter 5, subchapter 7.5, California Code of Regulations, Section 2695.2 apply.

2.	Knowing or willful acts of an employee or agent on behalf of any of the Companies will be deemed knowing or willful acts of the Companies unless the employee or agent acted outside the scope of employment or agency. If an alleged violation of any of the Undertakings would constitute an unfair method of competition or an unfair or deceptive act or practice that is defined in Section 790.03, the provisions of Section 790.05 shall apply.

3.	Companies agree that every other alleged violation of these Undertakings shall each be deemed an unfair method of competition or an act or practice that is unfair or deceptive, as those terms are used in Section 790.06, subdivision (a), that no order to show cause or proceedings, administrative or judicial, shall be required to deem them unfair or deceptive, and that they shall be subject to enforcement pursuant to Section 790.05 as if they had been declared unfair or deceptive as set forth in Section 790.07. Companies agree that the Commissioner may order Companies to correct, eliminate, or remedy the conduct, conditions, or grounds resulting in a violation. Companies shall be liable pursuant to Section 790.035 for each act in violation of the Undertakings and the Commissioner shall have the discretion to establish what constitutes an act, unless an Undertaking expressly defines what constitutes an act. However, when acts or omissions with respect to an Undertaking are inadvertent, such acts or omissions shall be deemed a single act or omission for purposes of enforcing these Undertakings.

(c) This Stipulation and Undertakings and its validity, enforcement and interpretation, will for all purposes be governed by and construed in accordance with the laws of the State of California.

(d) Any legal proceeding arising from an alleged violation of this Stipulation and Undertakings may be brought by CDI in an administrative proceeding pursuant to California Government Code Section 11400 et seq. or in the Superior Court for the State of California. Companies consent to personal jurisdiction in connection with any court proceeding or judicial review of any administrative proceeding in the Superior Court for the limited purposes of enforcing this Stipulation and Undertakings, and waive all defenses that could be brought in any action based on lack of personal jurisdiction and inconvenient or improper forum of such court to adjudicate an action against Companies.

(e) If Companies, or any of them individually, violates this Stipulation and Undertakings, CDI would be irreparably harmed and could not be made whole by monetary damages. Companies, and each of them individually, waive the defense, in any action for specific performance, that a remedy at law would be adequate.

(f) Notwithstanding any other paragraph in this Undertaking 21, an Enforcement Action or legal proceeding arising from this Stipulation and Undertakings must be brought by CDI no later than two (2) years after the expiration or termination of the applicable Undertaking.

(g) Notwithstanding any other paragraph in this Undertaking 21, CDI will refrain from bringing an Enforcement Action for not more than two non-willful violations of any separate Undertakings per calendar year, unless CDI demonstrates that such violation caused damages to another person or entity. In each instance, Companies must establish they complied with the self-audit, self-remediation, and self-reporting provisions of Undertaking 16(f), with the self-reporting occurring before CDI independently learned of the violation.

Undertaking 22

Miscellaneous

(a) Review for Compliance. All reviews CDI conducts to confirm compliance with this Stipulation and Undertakings, including the cost of consultants or other personnel CDI retains to conduct or assist with the reviews, shall be deemed an examination of HNLIC and subject to reimbursement by HNLIC pursuant to Section 729 et seq.

(b) Binding Effect. This Stipulation and Undertakings is unconditionally valid and binding on each of the Companies with respect to the matters set forth herein, and on HNCA with respect to Undertakings 2, 8, and 11, and as to those, 21 and 22. Companies and HNCA hereby waive all claims, causes of action, defenses, and counterclaims that the Undertakings are invalid for lack of consideration. Subject to the foregoing sentence, Companies and HNCA hereby reserve the right and are entitled to contest any interpretation of the meaning and scope of any of the Undertakings, as well as any allegation that the Companies or HNCA violated, or failed to comply with, any of the Undertakings.

(c) Entire Agreement, This Stipulation and Undertakings, including the Confidential Appendix, constitute all the agreements among the Parties with respect to their subject matter. The recited Undertakings supersede any alleged or actual prior agreements, whether written and oral.

(d) Duration. This Stipulation and Undertakings, including the Confidential Appendix, will become effective on the closing date of the Merger and, except as expressly set forth otherwise with respect to one or more particular Undertakings or provisions, will remain in full force and effect until the earlier of (i) five (5) years, ending on the fifth anniversary of the closing date of the Merger, (ii) the date on which Centene ceases to maintain a majority of voting power, direct or indirect, over HNLIC, as established by CDI approving a Form A authorizing a change of control pursuant to Section 1215.2(d) or a divestiture in compliance with Section 1215.2(h), or (iii) the date terminated with the written consent of the Commissioner.

(e) Invalidity. Except as otherwise provided herein, if a court of competent jurisdiction declares any part of this Stipulation and Undertakings invalid or unenforceable, the remainder of this Stipulation and Undertakings will remain in full force and effect.

(f) Third Party Rights. Nothing in this Stipulation and Undertakings provides any person (including any policyholder) other than the Parties, and their respective successors and permitted assigns, with any legal or equitable right or remedy. For example, but not by way of limitation, no private parties, individuals, or entities are entitled to enforce this Stipulation and Undertakings.

(g) Amendment. This Stipulation and Undertakings may be amended only by written agreement signed by the Parties.

(h) Assignment. No Party to this Stipulation and Undertakings may assign any part of this Stipulation and Undertakings without the prior written consent of the other Parties.

(i) The requirements of these Undertakings shall not replace, and shall be in addition to, any other applicable legal requirements under state or federal law. Nothing in these Undertakings authorizes HNLIC to act in a manner inconsistent with any applicable state or federal law.

CENTENE CORPORATION
By:

	SIGNATURE:	/s/ Michael F. Neidorff

	NAME/TITLE:	Michael F. Neidorff Chairman and Chief Executive Officer

	Dated:	March 22, 2016

HEALTH NET, INC.
By:

	SIGNATURE:	/s/ Jay Gellert

	NAME/TITLE:	Jay Gellert/CEO

	Dated:	3.22.16

HEALTH NET LIFE INSURANCE COMPANY
By:

	SIGNATURE:

	NAME/TITLE:

	Dated:

HEALTH NET OF CALIFORNIA, Inc. (only for purposes of Undertakings 2, 8, 11, and as to those, 21 and 22)

By:

	SIGNATURE:	/s/ Jay Gellert

	NAME/TITLE:	Jay Gellert/CEO

	Dated:	3.22.16

Accepted by:

	SIGNATURE:

	John F. Finston General Counsel and Deputy Commissioner

	Dated:

HEALTH NET, INC.
By:

SIGNATURE:

NAME/TITLE:

Dated:

HEALTH NET LIFE INSURANCE COMPANY
By:

	SIGNATURE:	/s/ Steven J. Sell

	NAME/TITLE:	Steven J. Sell/President

	Dated:	3-22-16

HEALTH NET OF CALIFORNIA, Inc. (only for purposes of Undertakings 2, 8, 11, and as to those, 21 and 22)

By:

SIGNATURE:

NAME/TITLE:

Dated:

Accepted by:

	SIGNATURE:	/s/ John F. Finston

John F. Finston General Counsel and Deputy Commissioner

	Dated:	3/22/16